Exhibit 10.18

SUBCONTRACT AGREEMENT

SUBCONTRACT NUMBER: SC001-9242-DCDMV

Between

NCI Information Systems, Inc.

11730 Plaza America Drive

Reston, VA 22190

And

Net Commerce Corporation

12007 Sunrise Valley Drive, Suite 280

Reston, VA 20191

THIS SUBCONTRACT AGREEMENT IS entered into by and between NCI Information Systems, Inc., (NCI), hereinafter referred to as “Prime Contractor” or “Prime”, a Virginia corporation with principal offices in Reston, Virginia and Net Commerce Corporation, hereinafter referred to as “Subcontractor” or “Sub”, a Virginia corporation with principal offices in 12007 Sunrise Valley Drive, Suite 280, Reston, VA 20191.

WHEREIN Subcontractor is committed to support NCI in the performance of Electronic Imaging and Retrieval Services under NCI’s Prime Contract No. POTO-2001-C-0101 hereinafter referred to as the “Program”.

WHEREAS, in consideration of the mutual promises, covenants, and agreements herein set forth, the Parties agree that Subcontractor shall perform the services set forth in this Subcontractor Statement of Work, for the consideration stated herein and that the rights and obligations of the parties to this Agreement shall be subject to and governed by the Schedule, the General Terms and Conditions, Federal and State laws, and the pertinent provisions of the Prime Contract, incorporated herein by reference, and other documents or specifications attached hereto or referenced herein.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the Parties hereto mutually agree as follows.

AGREEMENT TITLES

The titles of the clauses in this Agreement, including all Attachments and Exhibits thereto, shall be read as references only and shall not be read as affecting, contradicting, negating, or explaining the meaning or interpretation of this Agreement.

SUPERSEDING EFFECT

Upon acceptance of this subcontract, the Subcontractor agrees that the provisions under this agreement, shall constitute the entire Agreement between the Parties hereto and supersedes all prior agreements whether written or oral relating to the subject matter hereof.

Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SUBCONTRACT TABLE OF CONTENTS

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION A - GENERAL TERMS AND CONDITIONS

A-1.	Scope of Work

The Subcontractor shall, pursuant to the terms and conditions specifically set forth herein, provide services as ordered by Purchase Order under this Subcontract to support NCI in its performance of the Program as detailed in Attachment A, hereto, Subcontractor Statement of Work.

A-2.	Notices and Change Requests

Any notices or communications pertaining to this Subcontract shall be deemed to have been duly given by a party if personally served upon the other or if sent to the other by U.S. Mail, Federal Express, or Airborne. This subcontract may not be modified or terminated orally, and neither modification nor any claimed waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom such modification or waiver is sought to be enforced. All correspondence from Subcontractor shall note the Subcontract Agreement Number and Prime Contract Number.

A-3.	Confidential Information

3.1 For purposes of this subcontract, except as described in paragraph 3.2. below, the term “Confidential Information” means any non-public information which is designated by restrictive marking to be confidential or proprietary, or if given orally, is designated at the time of disclosure as being disclosed as confidential or proprietary. Confidential Information may include the data or information of Prime Contractor, Subcontractor, or third-parties. Confidential Information also includes information and data relating to the Government’s plans, programs, technical requirements, and budgetary matters.

3.2 Notwithstanding the foregoing, Confidential Information does not include information, technical data or know-how which:

(1) is shown by written record to be in the public domain at the time of the disclosure or becomes available to the public thereafter without restriction, and not as a result of the act or omission of the receiving Party;

(2) is rightfully obtained by the receiving Party from a third party without restriction as to disclosure;

(3) is shown by written record to be lawfully in the possession of the receiving Party at the time of the disclosure;

(4) is approved for release by written authorization of the disclosing Party;

(5) is shown by written record to be developed independently and separately by the receiving Party without use of the Disclosing Party’s Confidential Information;

(6) is required to be disclosed by the receiving Party pursuant to law or legally enforceable order of court or judicial body; provided, however, that the receiving Party shall give written notice to the disclosing Party of the requirement of disclosure and shall permit the disclosing Party to attempt, by appropriate legal means, to limit such disclosure. In any event, the receiving Party may use or disclose only such Confidential Information as is expressly authorized in writing.

3.3 During the period of this Agreement, it may be necessary for the Parties to provide Confidential Information to each other. The parties agree to hold such Confidential Information in

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strict confidence. Each party is authorized to use such Confidential Information in performance of the Prime Contract and this Subcontract. Therefore, to protect the interests of each other and third parties with respect to such Confidential Information, the Parties agree:

(1) To use Confidential Information only for the purposes of this Subcontract and not to disclose Confidential Information to others, including other organizational elements of their companies not directly involved in the performance of this project without the prior written consent of the other party until such time as that Confidential Information may have been released to the public;

(2) not to make copies of or store Confidential Information or any part thereof except as expressly permitted by this Subcontract;

(3) to reproduce and maintain on any copies of any Confidential Information or any part thereof such proprietary legends or notices (whether of disclosing Party or a third party) as are contained in or on the original or a the disclosing Party may otherwise reasonably request;

(4) not to modify or prepare derivative works from, or decompile, disassemble, or reverse engineer, or sell, publish, make available, compile, display or transfer any Confidential Information or otherwise Infringe upon any Party’s Intellectual Property Rights;

(5) to place restrictive markings consistent with this article, on any reports or other data collection that contain Confidential Information;

(6) to treat this Subcontract as Confidential Information;

(7) to abide by the conditions of restrictive legends contained on any such Confidential Information; and

(8) that employees of either party may be asked to sign and abide by a statement of nondisclosure and that the Subcontractor shall require all of its lower-tier subcontractors to abide by the terms of this article A-3 as a condition precedent to entering into any such subcontract.

3.4 The obligation to protect such Confidential Information will be satisfied if the Party receiving such Confidential Information utilizes the same controls it employs to avoid disclosure of its own proprietary or confidential information but no less than a reasonable level of care.

3.5 Failure to comply with the safeguards of this clause are grounds for termination for default as defined in the termination for default clause of this subcontract. Moreover, the Parties agree that, notwithstanding any other section of this Subcontract, the non-breaching Party shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages. Nothing stated herein shall be construed to limit any other remedies available to the parties.

A-4.	Subcontractor Personnel Requirements

4.1 Subcontractor shall provide acceptable skilled personnel qualified to perform the work set forth in Attachment A.

4.2 In any instance where the Prime Contractor is required to give notice to and/or obtain approval from the Government for the substitution or unavailability of Subcontractor personnel, Subcontractor shall provide such notice to the Prime Contractor as soon as possible to allow the Prime Contractor to notify the Government and obtain appropriate approvals if required.

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4.3 If approval of such substitution by the government is required by the Prime Contract, the Subcontractor shall not make the substitution unless first approved by the government and the Prime Contractor, in writing.

4.4 Prime Contractor reserves the right to review the qualifications of all personnel assigned to or nominated for performance on the Program.

4.5 Personnel assigned by the Subcontractor to work on the Project shall be acceptable to the Prime Contractor in terms of personal and professional conduct. Should the continued assignment to this Subcontract of any person in the Subcontractor’s organization reasonably be deemed by the NCI Program Manager to conflict with the interests of the Program or the Prime Contractor, that person shall be immediately removed from the assignment. Employment and staffing difficulties will not be justification for failure to meet established schedules under any task order issued and accepted for performance by the Subcontractor, and if such violates the terms of this Agreement, the Subcontractor may be subject to termination.

A-5. Employee Identification

Performance under this Agreement may require access to Government and Prime Contractor facilities. Subcontractor and its employees shall comply with the reasonable identification procedures and practices of the Government and Prime Contractor as shall be from time to time required.

A-6. Transition

It may become necessary during the period of this subcontract to terminate the relationship of the Parties. In the event that this occurs at the conclusion of the Prime Contract or during the performance under this subcontract, Subcontractor agrees to use its best efforts to effect an orderly and efficient transition from itself to its successor during a transition period determined by Prime Contractor, not to exceed 60 days. Subcontractor shall be reimbursed for its transition efforts under A-6 in accordance with the payment and reimbursement provisions of this Subcontract.

A-7. Health and Safety

Subcontractor shall take whatever precautions are necessary for the health and protection of its employees and shall at all times observe industry accepted safety and health practices. Moreover, Subcontractor shall comply with all federal, state, and local health and safety standards, laws, and regulations. If a site condition is identified as a hazard, Subcontractor shall take whatever measures are deemed necessary to protect its employees and to immediately notify the Prime Contractor Program Manager.

A-8. Insurance

In accordance with FAR clause “Insurance - Work on Government Installations (Jan 1997) (FAR 52.228-5)” and this schedule, the subcontractor shall acquire and maintain during the entire performance of this subcontract, insurance of at least the following kinds and minimum amounts set forth below:

a. Workman’s compensation and employees liability insurance in accordance with the amounts specified by Federal and State laws of the states in which the work is to be performed under this subcontract. In the absence of such state laws, an amount of at least

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$100,000 shall be required and maintained to cover liability for accidental bodily injury or death and for occupational disease.

b. General Liability Insurance: Bodily injury liability insurance in the minimum amount of $500,000 per occurrence.

c. Automobile liability insurance: At least the minimum limits of $200,000 per person and $500,000 per occurrence for bodily injury and $20,000 per occurrence for property damage.

d. When aircraft are used in connection with performance under this subcontract, aircraft public and passenger liability insurance of at least $200,000 per person and $500,000 per occurrence for bodily injury, other than passenger liability, and $200,000 per occurrence for property damage. Coverage for passenger liability bodily injury shall be at least $100,000 multiplied by the number of seats or passengers, whichever is greater.

Any and all insurance which Subcontractor may desire shall be obtained and provided by the Subcontractor without cost or other obligation to NCI. Subcontractor shall render all services as an independent contractor and shall not be subject to the provisions of NCI employee relations policies nor entitled to any benefits thereunder.

A-9.	Intellectual Property

9.1 Intellectual Property Rights. Intellectual Property Rights means any patent rights, copyrights, trade secrets, trade names, service marks, moral rights, know-how and other similar rights or intangible assets recognized under any laws or international conventions, and in any country or jurisdiction in the world, as intellectual creations to which rights of ownership accrue, and all registrations, applications, disclosures, renewals, extensions, continuations or reissues of the foregoing now or hereafter in force.

9.2 Each party acknowledges that the other party will own all rights to all data, information, techniques, methodologies and materials, including without limitation any patents, patent rights, copyrights, trade secret rights and other intellectual property rights embodied therein, that such party owned prior to the commencement of the subcontract.

9.3 Company Technology

(a) Subcontractor agrees to assign (or cause to be assigned) and does hereby irrevocably assign fully to Prime Contractor all of Subcontractor’s worldwide right, title and interest in and to Company Technology. For purposes of this Subcontract, “Company Technology” means all works of authorship, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets, as well as all derivatives and modifications thereof and thereto conceived, made or discovered by Subcontractor in performing the work required hereunder and all copyrights, patent rights, trade secret rights and other intellectual property rights in or relating to any of the foregoing, but in all events excluding Subcontractor’s general skill and knowledge and developer tools.

(b) Subcontractor agrees to assist Prime Contractor, or its designee, at Prime Contractor’s expense, in every proper way to secure Prime Contractor’s rights in Company Technology in any and all countries, including the disclosure to Prime Contractor of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Prime Contractor shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Prime Contractor, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to the Company Technology.

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Subcontractor further agrees that Subcontractor’s obligation to execute or cause to be executed, when it is in Subcontractor’s power to do so, any such instrument or papers shall continue after the termination of this Subcontract.

(c) Subcontractor agrees that if in the course of performing the work, Subcontractor incorporates into any Company Technology developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Subcontractor or in which Subcontractor has an interest (“Pre-Existing Subcontractor Intellectual Property Rights”), Prime Contractor is hereby granted and shall have a nonexclusive, royalty free, perpetual, irrevocable, worldwide, paid-up license to copy, make, have made, modify, create derivative works of, use, sell, and distribute such subject matter and derivative works thereof as part of or in connection with the Company Technology. Subcontractor shall indemnify, hold harmless and defend Prime Contractor, its subsidiaries, affiliates, assigns, and its Customers from and against any claims, liabilities, damages, losses and expenses including but not limited to attorneys’ fees and costs of suit, arising out of or in connection with all claims that the use or disclosure of Subcontractor’s Pre-existing Subcontractor Intellectual Property Rights violates any third party’s rights.

9.4 Assignment of Intellectual Property. Ownership of the Intellectual Property Rights in the Work Product or Deliverables arising from the work as provided by this Subcontract shall remain with Prime Contractor. Subcontractor hereby irrevocably assigns to Prime Contractor all of its worldwide right, title and interest in and to any and all inventions, technology, know-how or other subject matter made, conceived or reduced to practice by Prime Contractor jointly with Subcontractor or third parties hereunder and all patent rights, copyrights, trade secret rights, and other intellectual property rights relating to any of the foregoing. Subcontractor agrees to sign all documents and perform all acts reasonably necessary to perfect the foregoing assignment and to enforce and defend the assigned intellectual property rights. If any or all of the foregoing subject matter is not assignable for any reason, Subcontractor hereby grants to Prime Contractor a worldwide, perpetual, unrestricted, royalty-free, fully paid up, exclusive license, including the right to grant and authorize sublicenses, under all patent rights, copyrights, trade secrets and other intellectual property rights in or to the nonassignable subject matter to make, have made, use, sell, offer for sale, and import any and all products, services or components; practice any method or process; copy, modify, have modified, create and have created derivative works of the nonassignable subject matter; publicly display and distribute the nonassignable subject matter and any modifications or derivative works thereof; and otherwise exploit the nonassignable subject.

9.5 Language similar to the language contained in paragraphs 9.3 and 9.4 shall be included in all lower-tier subcontracts and other agreements so that such lower-tier subcontractors assign their rights to NCI.

A-10. Disputes

Either party may litigate any dispute arising under or relating to this Subcontract before any court of competent jurisdiction. Pending the final decision of any dispute arising under or relating to this Subcontract or any SOW issued hereunder, the Subcontractor shall diligently, proceed with the performance of this Subcontract and SOW and comply with any direction of Prime Contractor’s authorized representative. All references to dispute procedures in FAR or DFARS clauses incorporated by reference herein shall be deemed to be superseded by this clause.

A-11. Assignment of Subcontract

Neither this Subcontract nor any portion thereof, is assignable except with, the prior written approval of the Prime Contractor.

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A-12. Consultants and Lower Tier Subcontracting

Use of consultants and lower tier subcontractors is not authorized in the performance of this subcontract. In the event the Subcontractor should identify a requirement to use a consultant or a lower tier subcontractor, the Subcontractor shall obtain prior written approval from the Prime Contractor prior to entering into any agreement with any consultant or lower-tier subcontractor.

A-13. Travel

No travel shall be performed in connection with this subcontract without the prior written approval of the NCI Program Manager. Reimbursement shall not exceed the rates and expenses allowed by the applicable Government Travel Regulations for the Prime Contractor. NCI reserves the right to make travel arrangements for the subcontractor and to be billed directly by the provider of such services.

A-14. Contractual Relationship

14.1 The Prime Contractor shall direct and coordinate all contacts, written or oral, with the Customer during the performance of the Prime Contract. All Subcontractor request, concerns, issues, etc. shall be forwarded, in writing, to the Prime Contractor’s Subcontract Administrator.

14.2 Subcontractor is an independent contractor and is not and shall not represent that he or she is the agent, employee, partner or joint venture of Prime Contractor and may not obligate Prime Contractor or otherwise cause Prime Contractor to be liable under any contract or Subcontract. Subcontractor shall be solely responsible for payment of its taxes and payment of its employees and independent contractors, including payment of applicable Social Security, Worker’s Compensation, Unemployment Insurance and other legal requirements arising out of the performance of the work under this Subcontract. Subcontractor agrees to defend, indemnify and hold Prime Contractor harmless from any and all claims made by any entity on account of an alleged failure by Subcontractor to satisfy, any such tax or withholding obligations. Subcontractor is not entitled to, and hereby expressly waives any claim to, any employee benefits of Prime Contractor, including without limitation, group health, dental, vision, disability, workers’ compensation, and travel accident insurance, 401(k) plan benefits, employee stock purchase plan benefits, and employee stock option plan benefits. In the event that any governmental agency or court of competent jurisdiction reclassifies the employment status of Subcontractor, Subcontractor hereby expressly waives any claim to any of the aforementioned benefits of Prime Contractor for any period of time prior to the date of such reclassification. Additionally, in the event that Subcontractor’s waiver of any claim of entitlement to any of Prime Contractor’s benefits is determined to be unenforceable for any reason, in consideration for the payment received under this Subcontract, Subcontractor hereby agrees not to participate in any of the benefit plans listed in this Section where participation is voluntary.

14.3 All direction regarding the performance of this Subcontract shall be issued by Prime Contractor’s authorized representative. No instruction or direction provided by any other entity, including representatives of the U.S. Government, or unauthorized Prime Contractor employee shall be binding upon the Prime or Subcontractor.

A-15. Standards of Conduct and Restrictions

The Subcontractor shall adhere to the same professional and ethical standards of conduct required by Government and Prime Contractor personnel. Accordingly, the Subcontractor agrees to adhere to all federal, state and local laws, regulations, rules, and codes of conduct, including but not limited to procurement integrity, conflicts of interest, contingent fees, etc. The Subcontractor:

•	Shall not solicit new business while performing work under this subcontract during period paid by the Prime Contractor;

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•	Certifies that it has no outstanding Subcontract or other obligation that is in conflict with any of the provisions of this Subcontract, or that would preclude Subcontractor from complying with the provisions hereof, and further certifies that it will not enter into any such conflicting Subcontract during the term of this Subcontract. Unless agreed to by the Prime Contractor in writing, Subcontractor further agrees that it shall not provide Services directly to any Prime Contractor customer if Subcontractor has provided Services to said Customer under any existing or prior SOW incorporated into this Agreement;

•	Shall not discuss with unauthorized persons any information obtained in the performance of work under this subcontract;

•	Shall not conduct business, other than that which is covered by this subcontract, during the periods paid by the Prime Contractor;

•	Shall not conduct business not directly related to this subcontract on Government premises;

•	Shall not use computer systems and/or other Government and/or Prime Contractor facilities for company or personal business; or,

•	Shall not recruit personnel on Government and/or Prime Contractor premises or otherwise act to disrupt official Government business.

Notwithstanding any other provision of this Subcontract, any violation of this article A-15, may, in Prime Contractor’s sole discretion, be deemed a material breach or repudiation of this Subcontract and shall entitle Prime Contractor to recover all breach of contract damages available under law, including, but not limited to, consequential. damages and anticipatory profits.

A-16. Non-Solicitation of Employees

During the period of this subcontract and for one year after the termination or expiration of the subcontract, neither Party hereto shall solicit for hire any employee of the other associated with the performance of this Subcontract; nor shall they hire such employee without the express consent of the firm who employs that individual. Consent to hiring of employees under this provision shall not be unreasonably withheld.

A-17. Hold Harmless and Indemnification

Each Party shall save and hold harmless and indemnify the other against any and all liability, claims, and costs of whatever kind and nature for injury to or death of any person or persons and for loss or damage to any property occurring in connection with or in any way incident to or arising out of the occupancy, use, service, operations, or performance of work under the terms of this subcontract to the extent resulting from the negligent acts of omissions of the Indemnifying Party or any employee, agent, or representative of such Party or the Indemnifying Party’s failure to comply with any federal, state or local law.

A-18. Limitation of Liability

18.1 Disclaimer of Warranty. EXCEPT AS SET FORTH ABOVE, PRIME CONTRACTOR MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE, DOCUMENTATION OR ANY MATERIALS OR SERVICES

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LICENSED OR OTHERWISE FURNISHED BY IT TO SUBCONTRACTOR HEREUNDER, INCLUDING MAINTENANCE AND SUPPORT.

18.2 Other Liabilities. TO THE MAXIMUM EXTENT ALLOWED BY LAW, IN NO EVENT WILL EITHER PARTY BE LIABLE TO SUBCONTRACTOR OR CUSTOMER, OR ANY THIRD PARTIES, FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGIES OR SERVICES, COST OF COVER OR PUNITIVE OR EXEMPLARY, OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, EXCEPT AS EXPRESSLY AGREED TO IN THE APPROPRIATE ATTACHMENT, PRIME CONTRACTOR WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY OR FURNISHING BY SUBCONTRACTOR OF THE SOFTWARE OR SAID SERVICES OR TRANSACTIONS. PRIME CONTRACTOR’S LIABILITY UNDER THIS SUBCONTRACT OR THE TERMINATION OF THIS SUBCONTRACT WHETHER FOR DIRECT, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, RESTITUTION, SHALL IN NO EVENT EXCEED THE SUMS ALREADY PAID TO SUBCONTRACTOR BY THE PRIME CONTRACTOR HEREUNDER.

A-19. Subcontractor Warranties and Representations

19.1 Subcontractor warrants and represents that:

A. Subcontractor shall perform the obligations described in each SOW in a timely and workmanlike manner with due diligence and in full compliance with the terms and conditions of this Subcontract and the highest professional standards of one skilled in the Subcontractor’s industry. Subcontractor warrants and assures Prime Contractor that the personnel assigned to any work under the SOW are competent and qualified for the work under this Subcontract;

B. Subcontractor has not previously granted and will not grant any rights in any data, software or other intellectual property, to any third party that are inconsistent with the rights granted to Prime Contractor herein;

C. Each of Subcontractor’s employees, consultants, contractors, partners or agents who has been or will be involved in the performance of the Subcontract agrees to the nondisclosure provisions of this Subcontract, conveying all proprietary rights in all work product to the Prime Contractor and agreeing to maintain in confidence all trade secrets and non-Subcontractor proprietary information embodied in the work product or acquired while performing the Subcontract;

D. Materials furnished by the Subcontractor hereunder will be merchantable, free from defects in design, material and workmanship, fit and sufficient, and free from all liens and encumbrances. In addition, if the Materials contain one or more original equipment or software manufacturer’s warranties, Subcontractor hereby warrants that it has the authority to and does hereby assign such warranties to Prime Contractor.

E. Any deliverables or work product resulting from a SOW will undergo and will be subject to quality control services and procedures, including commercially reasonable performance measurements, testing, quality process reviews or inspections to implement such procedures prior to delivery. Subcontractor, at its expense, shall promptly correct any defective or non-conforming work product delivered by Subcontractor, if such failure is reported to Subcontractor within a reasonable period after the discovery of such.

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F. Subcontractor has all requisite corporate power and authority to execute and to deliver this Subcontract and all requisite corporate power and authority to perform its obligations under this Subcontract in accordance with its terms. Subcontractor has taken all necessary action to authorize the execution and delivery of this Subcontract, and the consummation of the transactions contemplated hereby. This Subcontract is a valid and legally binding obligation of Subcontractor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

G. The execution, delivery and performance by Subcontractor of this Subcontract does not and will not, to the knowledge of Subcontractor, violate any provision of any law or regulation, or any existing writ or decree of any court or Governmental Entity applicable to Subcontractor, or violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or bylaws of Subcontractor, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) - whether after the giving of notice or the passage of time or both — under any material contract to which Subcontractor is a Party or which is binding on it or its assets, and will not result in the creation of any lien or other charge on, or security interest in, any of the assets or properties of Subcontractor.

H. As of the Effective Date of this Subcontract, all notices, reports or other filings required to be made by Subcontractor, and all consents, registrations, approvals, permits and authorizations of any Third Parties required to be obtained by Subcontractor, in connection with the execution and delivery of this Subcontract by Subcontractor, the performance by Subcontractor of its obligations under this Subcontract and the consummation by Subcontractor of the transactions contemplated hereby have been made or obtained.

I. No officer, director, employee, or agent of Prime Contractor has been or will be employed, retained or paid a fee or otherwise has received or will receive any personal compensation or consideration, by or from Subcontractor or any of Subcontractor’s officers, directors, employees, or agents in connection with the obtaining, arranging, or negotiation of this Subcontract or other documents entered into or executed in connection with this Subcontract.

J. There are no actions, suits, or proceedings, pending or threatened, which will have a material adverse effect on Subcontractor’s ability to fulfill its obligations under this Subcontract; it will immediately notify Prime Contractor if, during the term of this Subcontract, it becomes aware of any action, suit, or proceeding, pending or threatened, which may have a material adverse effect on Subcontractor’s ability to fulfill its obligations under this Subcontract or any SOW; it has all necessary skills, rights, financial resources, and authority to enter into this Subcontract and related Orders and to provide or license the material or services; the material and services will be provided free of any lien or encumbrance of any kind; it will be fully responsible and liable for all acts, omissions, and work performed by any of its affiliates, distributors, agents and representatives, including any subcontractor; that it will cause all of its affiliates, distributors, agents and representatives, including subcontractors, to strictly comply with the provisions specified in this Subcontract; and it will comply with the terms of this Subcontract or any applicable SOW, including those specified in any Exhibits.

19.2 If, at any time during the Subcontractor Warranty Period applicable to the deliverables hereunder, Prime Contractor believes there is a breach of any warranty, Prime Contractor will notify Subcontractor setting forth the nature of such claimed breach. Subcontractor shall promptly investigate such claimed breach, report its findings as to whether or not a breach has occurred to the Prime Contractor, and, at Prime Contractor’s sole discretion, shall, at no additional charge to Prime Contractor, promptly use its best efforts to take such action as may be required to correct such breach, but in no event shall such period exceed thirty (30) days.

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19.3 The warranty period for warranties as provided in this Article as they relate to services and deliverables provided by Subcontractor hereunder shall be the longer of the applicable warranty, if any, or one (1) year (the “Subcontractor Warranty Period”). The Subcontractor Warranty Period in all cases shall commence upon the Acceptance of the items by the Prime Contractor.

19.4 During the Subcontractor Warranty Period, all warranties provided herein will survive inspection, acceptance, payment and use. Except to the extent limited in this Article, Subcontractor will defend, indemnify, and hold Prime Contractor harmless from and against all liabilities for a breach of these warranties.

A-20. Notice of Delay

If the Subcontractor becomes unable to complete the subcontract work at the times specified and under the terms and conditions of this Agreement because of technical difficulties notwithstanding the exercise of good faith and diligent efforts in the performance of the work called for hereunder, the Subcontractor shall give NCI written notice of the anticipated delay and the reasons therefor. Such notice and reasons shall be delivered immediately after the conditions creating the anticipated delay become known to the Subcontractor. When notice is so required, NCI may extend the time specified in the tasking for such period as deemed advisable. Unless NCI grants such an extension, however, all of the Subcontract’s terms and conditions remain in effect.

A-21. Applicable State Law

21.1 This subcontract shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, except that any provision in this Subcontract that is (i) incorporated in full text or by reference from the FAR; (ii) incorporated in full text or by reference from any agency regulation that implements or supplements the FAR; or (iii) that is substantially based on any such agency regulation or FAR provision, shall be construed and interpreted according to the federal common law of government contracts as enunciated and applied by federal judicial bodies, boards of contract appeals, and quasi- judicial agencies of the federal government. Any suit hereunder shall be brought in the courts of the Commonwealth of Virginia.

21.2 In performing any activities reasonably related to this agreement, both parties shall comply with all applicable provisions of federal, state, and local laws, rules, executive orders, and regulations in effect at the time of such activities.

21.3 If any of the provisions or portions thereof of this Agreement are held to be invalid by a court of competent jurisdiction under any applicable statute or rule of law, they are to that extent to be deemed omitted without affecting the validity of the remaining provisions of the Agreement.

A-22. Order of Precedence

In the event of any inconsistency or conflict between or among the provisions of this Agreement, the inconsistency shall be resolved by giving precedence to this Subcontract, unless the provision is statutory by law and a mandatory flowdown provision, in which case the Prime Contract will prevail. Thereafter, the Schedule, including terms and conditions and attachments thereto, and then the General Provisions shall prevail.

A-23. Exclusivity

Subcontractor shall provide exclusive marketing, proposal, work product, project and contract support and services as ordered to the Prime Contractor. The Subcontractor shall not participate in other team opportunities directly competitive to this Subcontract and/or associated Task Orders or compete

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independently as a Prime Contractor or Subcontractor for the work identified in Attachment B and/or any Task Orders, nor will the Subcontractor reveal any information to third parties concerning any proposal effort, work product, or cost or pricing information directly pertaining to this Subcontract and any associated Task Orders.

A-24. Prime Contract Clauses Incorporated by Reference

The Federal Acquisition Regulations (FAR) clauses and any agency supplement clauses set forth throughout this Subcontract are hereby incorporated by reference in this Subcontract. Unless otherwise indicated, the obligations of the Contractor to the Government as provided in said clauses shall be deemed to be the obligations of Subcontractor to Prime Contractor. FAR and agency supplement clauses referenced throughout this subcontract shall be those in effect on the effective date of this Subcontract. If there is a conflict or modification to a clause in effect on the effective date of this Subcontract and a clause of the Prime Contract, the Prime Contract shall govern.

A-25. Entire Agreement

25.1 Upon acceptance of this Subcontract, the Subcontractor agrees that the provisions under this subcontract, including the documents incorporated herein by reference, shall constitute the entire Agreement between the Parties hereto and supersedes all prior agreements, whether written or oral, relating to the subject matter thereof to include any teaming agreement executed by the Parties for the purpose of responding to the related solicitation. It is further agreed that the headings of the Articles herein are for reference purposes only and are not intended to be descriptive or determinative of the content of the clauses under the headings.

25.2 This Subcontract shall not be amended, modified, or extended, nor shall any waiver of any right hereunder be effective unless set forth in a document executed by a duly authorized representative of the Prime Contractor and the Subcontractor. The waiver of a breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition for any subsequent breach of the same.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION B - SCHEDULE OF SUPPLIES/SERVICES AND PRICES

B-1. Type of Subcontract

This is a Time and Materials subcontract with a not to exceed ceiling of $409,222.00. Services shall be authorized through the issuance of a Purchase Order from the Prime Contractor.

B-2. Fully Loaded Fixed Hourly Labor Rates

The Subcontractor shall be reimbursed for allowable items or direct costs incidental to material related to performance. It is understood and agreed that the fully loaded labor rates include all salaries, overhead, G&A, and profit and that payment is based on these rates. The following rates will be used in the Purchase Orders issued to the Subcontractor by the Prime Contractor.

Subcontract Period:

Labor Category	Fully Loaded Hourly Rate
For Period One: January 1, 2005 – June 30, 2005
Conversion Technician II	$19.44
Conversion Technician III	$37.18
Project Manager	$79.73
For Period Two: July 1, 2005 – August 15, 2005
Conversion Technician II	$19.78
Conversion Technician III	$38.78
Project Manager	$82.60

B-3.	Level Of Effort

The level of effort and fixed hourly rates by labor category delineated for the period of performance under this subcontract are based on a normal eight (8) hour workday and 40 hour workweek. Subcontractor shall be reimbursed for actual hours worked in performance of this subcontract up to 40 hours per staff person per week pending Government acceptance and payment of Prime Contractor’s invoice. Subcontractor shall not be reimbursed for work in excess of 40 hours per person per week except upon the prior written authorization of the NCI Program Manager or authorized contractual representative.

B-4. Other Direct Costs

The total not-to-exceed authorized for the purchase of Other Direct Costs related to performance under this subcontract is $5,792.00. No fee will be reimbursed on materials costs. Subcontractor shall obtain prior written authorization from the Program Manager for all purchases.

B-5.	Travel

The total not-to-exceed authorized for travel requirements under this subcontract is $1,135.00. All travel shall be in accordance with the Joint Travel Regulations and shall be reimbursed at actual cost. No fee will be reimbursed on travel costs. Subcontractor shall obtain prior written authorization from the Program Manager prior to incurring any travel expenses.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C-1.	Unclassified Work Statement

The description/specifications/work statement is included as Attachment A - Subcontractor Statement of Work.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION D - PACKAGING AND MARKING

D-1. General

All information submitted to the Prime Contractor Subcontract Administrator and/or the Prime Contractor Program Manager shall clearly indicate the Prime Contract Number, Prime Contract Delivery Order Number, and attention to the specific addressee, as applicable.

D-2. Commercial Packaging

Preservation, packaging, and packing shall provide adequate protection against physical damage during shipment for all deliverable items in accordance with standard commercial practices.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION E - INSPECTION AND ACCEPTANCE

E-1. General

The Subcontractor shall review and certify in writing to the Prime Contractor Program Manager that all deliverables associated with the subcontract fulfill the requirements and standards set forth in this subcontract.

E-2. Inspection and Acceptance

Inspection and acceptance of any and all deliverables under this subcontract shall be accomplished by the Prime Contractor’s Program Manager or a designated representative.

E-3. Correction of Deliverables, Inspection and Acceptance

To the extent that Prime Contractor may be held liable for correction of deliverables under the Prime Contract, Subcontractor agrees to assume a corresponding obligation under this subcontract for those deliverables submitted by the Subcontractor, at no additional cost to the Prime Contractor or the Government.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION F - DELIVERIES OR PERFORMANCE

F-1. General

Performance and delivery of services shall be as set forth in individual Purchase Orders issued in support of the Statement of Work set forth in Attachment A of this subcontract.

F-2. Period of Performance

The subcontract period of performance is January 1, 2005 through August 15, 2005.

F-3. Place of Performance

Services required under this subcontract shall be primarily performed at Reston, VA.

F-4. Delivery of Reports

4.1 All data shall be delivered in accordance with the requirements set forth in Attachment A.

4.2 All reports and correspondence submitted under this contract shall include the contract number and project number and be forwarded prepaid. A copy of the letters of transmittal shall be delivered to the Prime Contractor’s Subcontract Administrator as identified in Section G.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION G – SUBCONTRACT ADMINISTRATION DATA

G-1. Subcontract Administration and Technical Direction

1.1 Subcontract administration of this subcontract will be performed by the NCI Subcontract Administrator. No changes, deviations, or waivers shall be effective without a modification of the subcontract executed between the Prime Contractor and Subcontractor. Only the Prime Contractor Subcontract Administrator or his/her duly authorized representative is authorized to make changes to the subcontract cost/price schedule, Statement of Work, period of performance or alter any terms of this subcontract.

1.2 The Prime Contractor Program Manager is responsible for the overall technical management, direction, and control of performance in support of the Program. Subcontractor shall, in the performance of this subcontract, respond to the technical direction of the Program Manager or the duly appointed Technical Manager. Technical direction includes review, evaluation, and direction of the technical effort in support of the Program. It includes technical discussions, monitoring performance, providing technical management and task direction. Technical direction does not include changes to, or direction outside the scope of this subcontract. The Program Manager does not have the authority to change the scope of the services or effort governed by this subcontract. Technical direction that is not within the scope of this subcontract shall only be authorized and binding on NCI when issued in writing and signed by an authorized representative of the Prime Contractor. Technical direction shall not include any directive, the result of which is to increase the cost of performance of this subcontract or any issued task.

The Prime Contractor’s contractual and technical points of contact are as follows:

Contractual Representative:

Name:	Cynthia L. Alpheaus
Address:	NCI Information Systems, Inc.
11730 Plaza America Drive
Reston, VA 20190
Telephone No.:	703-707-6710
Facsimile No.:	703-707-6960
Email address:	calpheaus@nciinc.com

Technical Representative:

Name:	TBD
Address:	NCI Information Systems, Inc.
11730 Plaza America Drive
Reston, VA 20190
Telephone No.:	TBD
Facsimile No.:	TBD
Email address:	TBD

The Subcontractor’s contractual and technical points of contact are as follow:

Contractual Representative:

Name:	Rick Kalsi
Address:	NetCommerce Corporation
12007 Sunrise Valley Drive, Suite 280
Reston, VA 20190
Telephone No:	703-599-9310
Facsimile No.:	703-476-1324
Email address:

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

Technical Representative:

Name:	Darnell Fountain
Address:	NetCommerce Corporation
11730 Plaza America Drive
Reston, VA 20190
Telephone No:	703-707-6746
Facsimile No.:	703-476-1324
Email address:

G-2. Submission of Invoices

2.1 The Subcontractor shall prepare invoices and submit an original and 2 copies on Government Standard Form 1034 – Public Voucher for Purchases and Services other Than Personal, together with appropriate supporting documents within three (3) working days from the end of the month for the services rendered during that period to:

NCI Information Systems, Inc.

11730 Plaza America Drive

Reston, VA 20190

Attn: Accounts Payable

Subcontractor’s failure to adhere to this submission requirement may result in late payment.

2.2 The invoices shall contain the following statement dated and signed by an authorized company representative:

“This is to certify that to the best of my knowledge the services set forth herein were performed during the period stated and in accordance with the specifications and all of the Subcontract’s terms and conditions.”

2.3 Invoices shall be submitted for each separate task order and contain or be supported by a report containing the following information:

1.	Subcontractor Name and invoice date

2.	Prime Contract and Subcontract Number

3.	Purchase Order No. XXXXXXXXX

4.	Period of Performance covered by invoice

5.	Labor rates, hours, and extended totals for each labor category for the current period and cumulative to date

6.	Copies of Subcontractor employee timesheets for the current period shall accompany the invoices.

7.	Total value of the invoice

8.	Remittance address

2.4 Notwithstanding any other provision of this Subcontract (including attachments and exhibits, hereto) or any other task order or modification that may be issued hereunder, Subcontractor shall not be

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

paid for any work performed under this Subcontract or any Task Order, unless and until Prime Contractor receives payment from its Customer for the work performed by Subcontractor. If, for any reason, Prime Contractor is not paid by its Customer for work performed by Subcontractor, the parties agree that Prime Contractor shall have no obligation to pay and Subcontractor shall have no right to seek payment for such work performed by Subcontractor. Unless otherwise specified herein, invoices shall be payable within thirty (30) days after receipt of a correct invoice.

2.5 The Subcontractor shall maintain sufficient accounting records for verification of the hours, rates and labor categories against which costs are incurred in the performance of the Agreement. It is further understood and agreed that these accounting records shall be reviewable by the DCAA, for NCI or the Government during the performance of the subcontract and for the term specified in the audit clauses in the General Provisions hereto. Moreover, Subcontractor shall provide such backup and supporting materials to the DCAA as required to adequately verify invoices submitted by the Subcontractor.

G-3. Close-Out

Prime Contractor, at its option, may request the Subcontractor to perform Quick Closeout in accordance with FAR Subpart 42.7. Promptly upon expiration or termination of the subcontract and/or task order, the Subcontractor shall complete, a “final” invoice and closeout certifications shall be submitted to the Prime Contractor as soon as possible but in no event later than thirty (30) days from the date of completion. Failure to comply with any close-out requirements may result in non-payment of a final invoice and/or withholds.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION H - SPECIAL CONTRACT PROVISIONS

H-1. Incorporation of Section K of the Solicitation by Reference

Pursuant to Federal Acquisition Regulation (FAR) 15.406-1(b), Section K of the solicitation is hereby incorporated herein by reference.

H-2. Assignment of Work

All of the contract effort to be performed under this Subcontract will be assigned in the form of individual task orders.

H-3. Limitation of Funds

The Subcontractor shall provide notice to the Prime Contractor in accordance with FAR 52.232-22 (for incrementally funded cost-reimbursement subcontracts) and/or FAR 52.232-20 (for fully funded cost-reimbursement subcontracts).

H-5. Staffing and Manning Requirements

Key personnel are those individuals mutually recognized by the Prime Contractor and Subcontractor as essential to the performance of this subcontract. Key personnel labor categories may also be mandated by the Prime Contract. Subcontractor shall not remove or substitute any key personnel without the prior written approval of the Prime Contractor. The following personnel and/or labor categories are designated as key under this subcontract:

Name	Labor Category

TO BE DETERMINED

H-6. Classified Information

The Subcontractor will not use any electrical information processing equipment in his possession for the purpose of processing or transmitting classified information under this Subcontract without the written permission of the Prime Contractor.

H-7. Government-Furnished Property

Performance under this Subcontract may require the use of Government Furnished Equipment. In such event that the property is furnished to the Subcontractor, this Subcontract will be modified to include a list of the GFE and the Subcontractor shall comply with the Government Property clause incorporated under Section I of this subcontract, at no additional cost or expense to the Prime Contractor.

The Subcontractor shall assume full responsibility for and shall indemnify the Prime Contractor for any and all loss or damage to any and all Government property resulting in whole or in part from the negligent acts of Subcontractor representatives.

H-8. Observance of Legal Holidays and Administrative Leave

8.1 The following holidays will be observed for on-site Subcontractor personnel:

New Year’s Day	Labor Day
Martin Luther King, Jr.’s Birthday	Columbus Day
President’s Day	Veterans Day
Memorial Day	Thanksgiving Day
Independence Day	Christmas Day

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

Any other day designated by Federal statute, Executive Order, or the President’s proclamation.

8.2 Administrative leave may be granted to Subcontractor employees on the same basis as granted the Prime Contractor. Administrative leave may be authorized for such reasons as hazardous weather conditions, voting, closing of the Government installation, Presidential Executive Order, or other reasons as determined by the Prime Contract.

H-9. Corrective Action

The Subcontractor shall take prompt action upon written notification from the Prime Contractor to correct conditions which have resulted or might result in substandard or defective services. This action shall include preventative measures as well as correction of conditions which have occurred.

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SECTION I - LIST OF ATTACHMENTS

ATTACHMENT A	Statement of Work

ATTACHMENT B	Government of the District of Columbia Standard Contract Provision

ATTACHMENT C	Wage Determination Schedule No. 1994-2103

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Subcontract Agreement Number: NCI-DCDMV-9242-NCC

SUBCONTRACT EXECUTION PAGE

IN WITNESS WHEREOF, the Prime Contractor and Subcontractor hereto have caused this Subcontract Agreement to be executed by their authorized representatives as set forth below.

NCI INFORMATION SYSTEMS, INC.		SUBCONTRACTOR

Authorized Signature	/s/ Marianne J. Strathman	Authorized Signature	/s/ RJ Narang
Name:	Marianne J. Strathman	Name:	RJ Narang

Title:	Director of Federal Contracts	Title:	President

Date:	1/27/05	Date:	Jan 27, 2005

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